                                                                   EXHIBIT 10.19



                          PURCHASE AND SALE AGREEMENT

                                      AND

                           JOINT ESCROW INSTRUCTIONS

                                    BETWEEN

               BOETTCHER WESTERN PROPERTIES III LTD., AS SELLER

                                      AND

                         M. PHILLIP CARDOZA, AS BUYER

                          PURCHASE AND SALE AGREEMENT
                                      AND
                           JOINT ESCROW INSTRUCTIONS

          THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement"), dated as of July 17, 1997 (the "Effective Date"), is made and entered into by and between BOETTCHER WESTERN PROPERTIES III LTD., a Colorado limited partnership ("Seller"), and M. PHILLIP CARDOZA ("Buyer"), with reference to the recitals set forth below and constitutes (i) a contract of purchase and sale between the parties, and (ii) joint escrow instructions to FIRST AMERICAN TITLE INSURANCE COMPANY ("Escrow Holder"), the consent of which appears at the end hereof.

                                 RECITALS

          This Agreement is entered into with reference to the following facts:

          A. Seller is the owner of fee title to that certain retail center known as "Venetian Square Shopping Center" located at the corner of Marsh and Pershing Streets in Stockton, California.

          B. As used in this Agreement, the term "Property" includes all of the following:

               (1) The real property described on Exhibit A together with all reversions, remainders, easements, rights-of-way, appurtenances, leases, subleases, agreements, licenses, tenements, hereditaments and water rights appertaining to or otherwise benefiting or used in connection with such real property or the "Improvements" (as hereinafter defined), together with all of Seller's right, title and interest in and to any strips of land, streets, and alleys abutting or adjoining such real property (the "Land");

               (2) The existing buildings and other improvements, structures, open parking facilities and fixtures placed, constructed, installed or located on the Land, and all plants, trees, sculptures, and other appurtenances located upon, over or under the Land (collectively, the "Improvements"; the Land and Improvements are sometimes hereinafter collectively referred to as the "Real Property");

               (3) Those items of equipment and other tangible personal property described on the personal property inventory attached hereto as Exhibit B (the "Personal Property");

               (4) All right, title and interest of Seller, as landlord, under the leases affecting the Real Property and described on the rent roll attached hereto as Exhibit C (the "Leases");

               (5) All right, title and interest of Seller in and to any contracts, agreements or commitments, other than the Leases, including, without limitation, all construction contracts, contracts for repair or maintenance, contracts for the provision of services (such as, e.g., contracts concerning security services or the maintenance of landscaping or fire safety or mechanical systems), labor union or collective bargaining contracts, property management and leasing agreements, if any, relating to the Real Property or the Personal Property, to the extent that they are assignable (the "Contracts");

               (6) All right, title and interest of Seller in and to any unexpired warranties, guaranties and bonds, including, without limitation, contractors' and manufacturers' warranties or guaranties, if any, relating to the Real Property or the Personal Property, to the extent that they are assignable (the "Warranties");

               (7) All right, title and interest of Seller in and to any governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, if any, relating to the construction, use or operation of the Real Property or the Personal Property, to the extent that they are assignable (the "Permits");

               (8) All right, title and interest of Seller, if any, in and to those site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, and other plans and studies that relate to the Real Property or the Personal Property, to the extent that they are assignable (the "Plans"); and

               (9) Subject to the provisions of Article 8 below any other rights, privileges, and appurtenances owned by Seller and in any way related to, or used in connection with the operation of the Real Property or Personal Property, including all of Seller's right, title and interest in and to the use of the Property's name, to the extent that they are assignable (the "Intangible Property").

          C. Seller now desires to sell and Buyer now desires to purchase the Property, upon the terms and covenants and subject to the conditions set forth below.

                                 AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                          ARTICLE 1 - PURCHASE PRICE
                          --------------------------

          In consideration of the covenants herein contained, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, the Property for a total purchase price (the "Purchase Price") of SEVEN MILLION TWO HUNDRED SEVENTY-FIVE THOUSAND AND NO/100'S DOLLARS ($7,275,000.00), in "Cash" (as hereinafter defined).

                                       3
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                         ARTICLE 2 - OPENING OF ESCROW
                         -----------------------------

          Immediately prior to or concurrently with Buyer's delivery of the "Initial Deposit" (as hereinafter defined) to Escrow Holder in accordance with
Section 4.1 below, Buyer and Seller shall open an escrow account ("Escrow") with Escrow Holder and shall deposit with Escrow Holder fully executed counterparts of this Agreement for use as escrow instructions. Buyer and Seller further agree to execute Escrow Holder's usual form of supplemental escrow instructions for transactions of this type; provided, however, that such escrow instructions shall be for the purpose of implementing this Agreement, and such instructions shall incorporate this Agreement by reference and shall specifically provide that no provision thereof shall have the effect of modifying this Agreement unless it is so expressly stated and initialed on behalf of Buyer and Seller.
In the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall prevail.


              ARTICLE 3 - CONDITIONS TO THE PARTIES' OBLIGATIONS
              --------------------------------------------------

          3.1 Escrow Holder. Escrow Holder shall not be concerned with this Article nor have any responsibility therefor.

          3.2 Conditions to Buyer's Obligation to Purchase Buyer's obligation to purchase the Property is expressly conditioned upon the satisfaction of each of the following:

               3.2.1 Performance by Seller. Timely performance of each obligation and covenant of, and delivery required of, Seller hereunder, including, without limitation, Seller's execution and delivery of the "Clearance Center Lease" (as hereinafter defined), unless waived by Buyer.

               3.2.2 Satisfaction or Waiver of Contingencies. The contingencies set forth in Article 6 below shall have been satisfied or waived by Buyer; provided, that if Buyer does not terminate this Agreement pursuant to
Article 6, the contingencies set forth in such Article 6 shall be deemed to have been waived by Buyer.

               3.2.3 Accuracy of Representations. The accuracy in all material respects of each representation and warranty of Seller contained in
Section 12.2 below.

               3.2.4 Title Policy. Delivery at the "Closing" (as hereinafter defined) of a binding commitment by Escrow Holder, in its capacity as title insurer (in such capacity, "Title Company"), to issue the "Title Policy" (as hereinafter defined).

          3.3 Conditions to Seller's Obligation to Sell. Seller's obligation to sell the Property is expressly conditioned upon each of the following:

               3.3.1 Performance by Buyer. Timely performance of each obligation and covenant of, and delivery required of, Buyer hereunder.

                                       4
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               3.3.2   Accuracy of Representations.  The accuracy in all
material respects of each representation and warranty of Buyer in Section 12.3 below.

               3.3.3 Payment of Purchase Price. Payment of the Purchase Price at the Closing in the manner herein provided.

               3.3.4 Consent of Limited Partners. Seller obtaining, not later than ninety (90) days after the expiration of the "Financing Contingency Deadline" (as hereinafter defined), all consents or approvals of the limited partners of Seller (the "Limited Partners") required to consummate the sale of the Property by Seller pursuant to the terms and conditions of this Agreement. In the event that the Limited Partners disapprove of or otherwise affirmatively refuse to consent to the sale of the Property on the terms and conditions set forth in this Agreement prior to such date (the "Target Approval Date"), this Agreement shall terminate as of the date Seller notifies Buyer in writing of such disapproval. In the event that Seller is unable to obtain the required consents or approvals prior to the Target Approval Date, but in the absence of an affirmative disapproval of the sale of the Property to Buyer, Buyer, at Buyer's option, shall have the right to terminate this Agreement upon written notice delivered to Seller and Escrow Holder within five (5) business days following the Target Approval Date. If Buyer does not terminate this Agreement in accordance with the foregoing sentence, then Seller shall continue to pursue obtaining the required consents and approvals for an additional period of ninety
(90) days beyond the Target Approval Date (the "Extended Approval Period"). In the event that Seller has not obtained the required consents or approvals prior to the expiration of the Extended Approval Period, or in the event that during the Extended Approval Period the Limited Partners disapprove of or otherwise affirmatively refuse to consent to the sale of the Property on the terms and conditions set forth in this Agreement, this Agreement shall terminate as of the earlier to occur of (i) the expiration of the Extended Approval Period, or (ii) the date on which Seller notifies Buyer in writing of such disapproval. Seller shall, from and after the Financing Contingency Deadline, diligently pursue obtaining all necessary consents, and shall keep Buyer reasonably informed of its progress. In the event of any termination of this Agreement pursuant to this Section 3.3.4, the Deposit shall be returned to Buyer, and Seller shall reimburse Buyer for Buyer's actual, out-of-pocket costs and expenses incurred in connection with the negotiation and documentation of this Agreement and with Buyer's investigation of the Property pursuant to Article 6 below, up to a maximum of $50,000.00, not later than thirty (30) days following Seller's receipt of an itemized invoice therefor. Thereafter, the parties shall be relieved from any further obligation or liability to the other pursuant to this Agreement except for those obligations which expressly survive the Closing or earlier termination of this Agreement pursuant to the provisions of Article 9 below; provided, that Buyer shall return all of Seller's Deliveries to Seller and shall provide Seller with copies of all reports, surveys, assessments, analyses or summaries thereof prepared by or on behalf of Buyer in connection with its investigations of the Property pursuant to Article 6 below.


                        ARTICLE 4 - BUYER'S DELIVERIES
                        -------------------------------

          4.1 Initial Deposit. Not later than three (3) business days after the Effective Date, Buyer shall deliver to Escrow Holder the sum of THIRTY THOUSAND AND NO/100'S DOLLARS ($30,000.00), in Cash, to be held by Escrow Holder in a federally insured, interest bearing trust account as Buyer's initial earnest money deposit hereunder (the "Initial Deposit").

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          4.2   Additional Deposit.  In the event that Buyer does not timely terminate this Agreement in accordance with the provisions of Sections 6.2.2 and
6.2.3 below, not later than one (1) business day following the expiration of the Financing Contingency Deadline, Buyer shall deliver to Escrow Holder the additional sum of THIRTY THOUSAND AND NO/100'S DOLLARS ($30,000.00), in Cash (the "Additional Deposit"), which shall be added to and held with the Initial Deposit.

          4.3 Application of Deposit. The Initial Deposit, together with the Additional Deposit, and all interest accrued thereon shall constitute the "Deposit" hereunder, and shall be applied to the Purchase Price payable by Buyer at Closing; provided, that (i) in the event of a default by Buyer hereunder, the Deposit shall be released to Seller as "Liquidated Damages" pursuant to the provisions of Article 11 below, or (ii) in the event of the failure of a condition precedent to Buyer's obligations hereunder or a default by Seller hereunder, the Deposit shall be returned to Buyer.

          4.4 Additional Deliveries. Buyer shall, at or before the Closing, deliver to Escrow Holder the following funds, instruments and documents, the delivery of each of which is an express obligation of Buyer:

               4.4.1 Balance of Purchase Price. Cash, constituting the balance of the Purchase Price, in the amount of SEVEN MILLION TWO HUNDRED FIFTEEN THOUSAND AND NO/100'S DOLLARS ($7,215,000.00), subject to adjustments and prorations as provided for herein.

               4.4.2 Assignment and Assumption of Leases. Two counterparts of the Assignment and Assumption of Leases in the form of Exhibit D attached hereto (the "Assignment of Leases"), executed by Buyer, pursuant to which Seller shall assign all of its right, title and interest in and to the Leases to Buyer.

               4.4.3 Assignment and Assumption of Contracts. Two counterparts of the Assignment and Assumption of Contracts in the form of Exhibit E attached hereto (the "Assignment of Contracts"), executed by Buyer, pursuant to which Seller shall assign all of its right, title and interest in and to the Contracts to Buyer.

               4.4.4 Cash - Prorations. Buyer's share, if any, of prorations, fees and costs, as described in Article 8 below.

               4.4.5 Settlement Statement. A settlement statement signed by Buyer reflecting the Purchase Price, the Deposit, Buyer's share of the prorations, costs and fees described in Article 8 and the amounts due from Buyer hereunder.

          4.5 Further Documents. Buyer shall execute and deliver such other documents and shall take such other action at the Closing as may be necessary or appropriate to carry out its respective obligations under this Agreement, without further representations or warranties other than those contained herein.

          4.6 Failure to Deliver. The delivery of the funds, instruments and documents required above shall be express obligations of Buyer and a condition precedent to Seller's performance

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hereunder, and the failure of Buyer to make any delivery required above by the date, or within the time, set forth above, shall constitute a material breach hereof by Buyer.


                    ARTICLE 5 - SELLER'S CLOSING DELIVERIES
                    ---------------------------------------

          5.1 Delivery of Instruments and Documents. Seller shall, at or before the Closing, deliver to Escrow Holder the following instruments and documents, the delivery of each of which is an express obligation of Seller:

               5.1.1 Deed. A grant deed in the form attached hereto as Exhibit F (the "Deed"), executed and acknowledged by Seller, conveying the Real Property to Buyer free and clear of all liens and encumbrances but subject to the "Permitted Exceptions" (as hereinafter defined).

               5.1.2 Bill of Sale. A bill of sale in the form of Exhibit G attached hereto, executed by Seller, conveying the Personal Property and Plans to Buyer.

               5.1.3 Assignment and Assumption of Leases. Two counterparts of the Assignment of Leases executed by Seller.

               5.1.4 Assignment and Assumption of Contracts. Two counterparts of the Assignment of Contracts executed by Seller.

               5.1.5 Tenant Notification. Signed notification letters in the form attached hereto as Exhibit H to be sent to each tenant under each of the Leases following the Closing Date, advising each tenant of the transfer of ownership and directing that all further payments of rent be made as directed by Buyer.

               5.1.6 Leases/Contracts. Originals or legible copies of the Leases and any written Contracts, and all keys to the Improvements in Seller's possession.

               5.1.7   Section 1445 Affidavit.  An affidavit in the form of
Exhibit I attached hereto executed by Seller which evidences that the Seller is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code of 1986, as amended.

               5.1.8 Settlement Statement. A settlement statement signed by Seller reflecting the Purchase Price, Seller's share of the prorations, costs and fees described in Article 8, and the net proceeds due to Seller.

          5.2 Further Documents. Seller shall execute and deliver such other documents and shall take such other action at Closing as may be necessary or appropriate to carry out its respective obligations under this Agreement, without further representations or warranties other than those contained herein.

          5.3 Failure to Deliver. The delivery of the documents required above shall be express obligations of Seller and a condition precedent to Buyer's obligation to purchase the Property. The failure of Seller to make any delivery required above by the date, or within the time, set forth

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above shall constitute a material breach hereof by Seller.


                        ARTICLE 6 - REVIEW OF DOCUMENTS
                        -------------------------------
                           AND CERTAIN CONTINGENCIES
                           -------------------------

          6.1 Waiver of Certain Inspections. Buyer hereby acknowledges and agrees that Buyer's affiliate, Cardoza Properties, Inc., is the current property manager of the Property, and consequently is thoroughly familiar with the condition, use, management and operational history of the Property during the period of its management of the Property, including, without limitation, the physical condition of the Real Property, the Improvements and the Personal Property, the terms and conditions of the Leases and Contracts, and income and expense histories. Without limiting the generality of Section 6.5 below, Buyer hereby accepts the condition of the Property, including, without limitation, the physical condition of the Real Property, the Improvements and the Personal Property and the content, terms and conditions of the Leases and Contracts existing as of the date of this Agreement, subject to Buyer's right to review and approve the contents of the "Title Report", "Appraisal" and "Environmental Report" (and the environmental condition of the Real Property described therein) in accordance with Section 6.2 below.

          6.2   Document Review.

               6.2.1 Delivery of Appraisal and Environmental Report. Buyer hereby acknowledges receipt of (i) that certain appraisal of the Property dated as of September 30, 1995 prepared by Joseph J. Blake & Associates (the "Appraisal"); and (ii) that certain Quarterly Groundwater Monitoring Report, First Quarter 1997 dated as of March 27, 1997, prepared by Clearwater Group, Inc. (the "Environmental Report").

               6.2.2 Financing Contingency Deadline. Buyer shall have until the "Financing Contingency Deadline" (as hereinafter defined) to review the contents of the Appraisal and the Environmental Report and the environmental condition of the Property described therein.

               6.2.3 Review of Title Report. Not later than five (5) business days after the date hereof, Seller shall cause Title Company to deliver to Buyer a preliminary title report for the Property, together with legible copies of all recorded exceptions to title referred to in such report (collectively, the "Title Report"), contemplating the issuance of a CLTA standard coverage owner's policy of title insurance in accordance with Section
7.1.2 below. Without limiting the generality of Section 6.2.1 above with respect to Buyer's review of the Appraisal and Environmental Report, Buyer shall have until the expiration of the Financing Contingency Deadline to review the condition of title to the Real Property as shown on the Title Report and to notify Seller and Title Company of its disapproval of any matter reflected in the Title Report. In the event that prior to the expiration of the Financing Contingency Deadline Buyer objects in writing to any matter involving title to the Real Property, including, without limitation, any exception to title disclosed on the Title Report (a "Title Defect"), Seller shall have the right, but not the obligation, to attempt to cure such Title Defect not later than thirty (30) days prior to the Closing; provided, that Seller shall be obligated to eliminate all liens evidencing monetary encumbrances (other than liens for non-delinquent general real property taxes, assessments and improvement district bonds). Such cure may be effected by deletion of the Title Defect from the Title Policy, by appropriate endorsements insuring over such Title Defect, or by such

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other cure as may be reasonably satisfactory to Buyer. Seller shall notify Buyer and Title Company in writing not later than five (5) business days following the expiration of the Financing Contingency Deadline of Seller's election to attempt to cure such Title Defect. In the event that (a) Seller elects not to cure the Title Defect as provided herein, or (b) Seller fails or is unable to cure such Title Defect within the time period specified herein, and cure of such Title Defect is not waived by Buyer, then this Agreement shall terminate in accordance with the provisions of Section 6.4 below. Buyer's failure to notify Seller of Buyer's objection to any Title Defect shall constitute approval of the Title Report in accordance with the foregoing. If Buyer does not terminate this Agreement pursuant to Section 6.4, then the exceptions to title disclosed in the Title Report, as amended by any endorsements or revisions to the Title Report requested and obtained by Buyer prior to the expiration of the Financing Contingency Deadline, shall constitute the "Permitted Exceptions" hereunder.

          6.3   Contingencies

               6.3.1 Financing Contingency. Buyer shall have until 5:00 p.m., M.S.T., on August 15, 1997 (the "Financing Contingency Deadline") to secure one or more loan commitments from third party lenders and/or participating investors or lenders (collectively, the "Loan Commitments") pursuant to which such lenders or investors commit to provide, by way of mortgage loans or investment capital, on terms and conditions acceptable to Buyer. Buyer agrees to use its best efforts and to act in good faith and with due diligence to obtain the Loan Commitments prior to the expiration of the Financing Contingency Deadline.

               6.3.2 Lease Contingency. Seller shall have until the expiration of the Financing Contingency Deadline to finalize and enter into a lease agreement (the "Clearance Center Lease") with Step Ahead Investments, Inc., a California corporation doing business as "$.98 Clearance Centers," on terms reasonable acceptable to Seller and consistent in all material respects with the business terms and conditions set forth in that certain draft of the Clearance Center Lease previously delivered to Buyer. In the event that Seller fails or is unable to finalize and enter into the Clearance Center Lease prior to the expiration of the Financing Contingency Deadline, Buyer, upon written notice to Seller and Escrow Holder delivered no later than five (5) business days following the Financing Contingency Deadline, may terminate this Agreement, in which event (i) Buyer shall return all of Seller's Deliveries, including any copies or written summaries thereof to Seller and shall deliver to Seller copies of any other reports, summaries or analyses of the Property generated by or on behalf of Buyer in connection with its investigation of the Property, (ii) Seller shall pay any escrow termination fees charged by Escrow Holder, (iii) the Deposit shall be returned to Buyer, (iv) Escrow Holder shall return all other items in Escrow to the party who delivered the same, and (v) both parties shall be relieved from any further liability hereunder. If Buyer does not terminate this Agreement as described in the preceding sentence, then this Agreement shall remain in full force and effect in accordance with its terms.

          6.4 Termination. If, (i) on or before the expiration of the Financing Contingency Deadline, Buyer gives Seller and Escrow Holder written notice setting forth Buyer's dissatisfaction with the contents of the Seller's Deliveries for any reason whatsoever, or (ii) on or before the expiration of the Financing Contingency Deadline, Buyer gives Seller and Escrow Holder written notice of Buyer's failure to obtain the Loan Commitments, then (a) this Agreement shall terminate, (b) Buyer shall return all of Seller's Deliveries, including any copies or written summaries thereof to Seller and shall deliver to Seller copies of any other reports, summaries or analyses of the Property generated by or on behalf of Buyer in connection with its investigation of the Property, (c) Buyer shall pay any escrow termination fees charged by Escrow Holder, (d) the Deposit shall be returned to Buyer, (e) Escrow Holder shall return all other items in Escrow to the party who delivered the same, and (f) both parties shall be relieved from any further liability hereunder. If Buyer does not terminate this Agreement as described in the preceding sentence, then this Agreement shall remain in full force and effect in accordance with its terms.

          6.5   "As Is" Purchase

               6.5.1 Opportunity to Inspect. Buyer acknowledges and agrees, for Buyer and Buyer's successors and assigns, that (i) Buyer has been given a reasonable opportunity to inspect and investigate the Property and all aspects relating thereto, either independently or through agents, consultants or experts of Buyer's choosing; and (ii) Buyer has inspected and investigated the Property and engaged such qualified agents, consultants or experts, including, without limitation, environmental consultants, as Buyer deems necessary to make all appropriate inquiry regarding the condition of the Property and adjacent property, including, without limitation, the presence thereon, or the condition thereof with respect to, any "Hazardous Materials" (as defined below). At Closing, subject to the terms, conditions, representations and warranties, if any, set forth in this Agreement or in any other instrument of conveyance signed by Seller and delivered to Buyer at Closing (the "Conveyance Documents"), Buyer shall acquire and accept the Property in its then-existing condition on an "AS IS, WHERE IS, AND WITH ALL FAULTS" basis, with no right of set-off or reduction in the Purchase Price. As used in this Agreement, "Hazardous Materials" shall mean any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any "Environmental Law" (as defined below), including, without limitation, asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof), polychlorinated biphenyls and urea-formaldehyde insulation. As used in this Agreement, "Environmental Law" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority or requirements of law (including common law) relating to or imposing liability or standards of conduct concerning the protection of human health, the environment or natural resources, or to releases or threatened releases of Hazardous Materials into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as now or may hereafter be in effect.

               6.5.2 No Implied Representations. Buyer acknowledges and agrees that, except as otherwise set forth in this Agreement and except for Seller's express representations and warranties set forth in Section 12.1 below or in any instrument of conveyance signed by Seller and delivered to Buyer at Closing (collectively, "Seller's Express Representations"), NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (A) THE NATURE, QUANTITY, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE AREA, OR THE CONDITION WITH RESPECT TO WATER, SOILS OR GEOLOGY, OF ANY LAND INCLUDED IN THE PROPERTY, THE PLUMBING, ELECTRICAL OR MECHANICAL EQUIPMENT OR

SYSTEMS OR THE ROOFS, FOUNDATIONS OR OTHER STRUCTURAL COMPONENTS OF ANY IMPROVEMENTS INCLUDED IN THE PROPERTY, OR THE FITNESS OF ANY PERSONAL PROPERTY INCLUDED IN THE PROPERTY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY BY VIRTUE OF THE LEASES OR OTHERWISE; (C) THE COSTS OF OWNING, OPERATING, REPAIRING OR MAINTAINING THE PROPERTY; (D) THE MARKETABILITY OF THE PROPERTY OR ANY POTENTIAL TO DEVELOP, CONSTRUCT OR ALTER IMPROVEMENTS ON, OR LEASE OR SELL THE PROPERTY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAW; AND THAT NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS CONCERNING HAZARDOUS MATERIALS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN ANY OF THE CONVEYANCE DOCUMENTS, BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF, OR TO BE PROVIDED BY OR ON BEHALF OF, SELLER OR UPON ANY REPRESENTATIONS MADE TO IT BY SELLER OR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OR MAY BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

               6.5.3 Waiver and Release. Except as set forth in this Agreement, Buyer, for Buyer and Buyer's successors and assigns, releases Seller and Seller's agents, employees, officers, directors, brokers, contractors and representatives from, and waives any and all causes of action or claims against any of such persons for (i) any and all liability attributable to any physical condition of or at the Property; and (ii) any liabilities, damages or injury arising from, connected with or otherwise caused by statements, opinions or information obtained from any of such persons with respect to the Property.

               6.5.4 Survival. The provisions of this Section 6.5 shall survive Closing or any termination of this Agreement.

                            ARTICLE 7 - THE CLOSING
                            -----------------------

          7.1 Date and Manner of Closing. If this Agreement has not then been terminated in accordance with Section 6.4, the close of Escrow (the "Closing") shall take place at the offices of Escrow Holder on the fifteenth (15th) day after the date on which Seller notifies Buyer that Seller has obtained all necessary consents from its Limited Partners as contemplated by Section 3.3.4 above, or, by mutual agreement of the parties, on an earlier date. The date of Closing hereunder is referred to herein as the "Closing Date." Escrow Holder shall close the Escrow by (i) filing for record the Deed and such other documents as may be necessary to procure the Title Policy (described below) and
(ii) delivering funds and documents as set forth in Article 9, WHEN AND ONLY WHEN each of the following conditions has been satisfied:

               7.1.1 Funds and Documents. All funds and instruments required to be delivered to Escrow Holder pursuant to Articles 4 and 5 have been so delivered to Escrow Holder.

               7.1.2 Title Insurance. Title Company is prepared to issue a CLTA Standard Owner's Policy of Title Insurance, with liability in the amount of the Purchase Price, insuring that fee title to the Real Property vests in Buyer, subject only to the Permitted Exceptions. The title insurance policy to be issued to Buyer pursuant to this Section 7.1.2 is hereinafter referred to as the "Title Policy".

          7.2 Delay in Closing; Authority to Close. If Escrow Holder cannot close the Escrow on or before the scheduled Closing date, it will, nevertheless, close the same when all conditions have been satisfied or waived, notwithstanding that one or more of such conditions has not been timely performed, unless after said date and prior to Closing, Escrow Holder receives a written notice to terminate the Escrow and this Agreement from a party who, at the time such notice is delivered, is not in default hereunder. Neither (i) the exercise of such right to terminate, (ii) delay in the exercise of such right, nor (iii) the return of monies and documents, shall affect the right of the party giving such notice of termination to pursue legal or equitable remedies as provided in this Agreement for the other party's breach of this Agreement. Nor shall (i) the giving of such notice, (ii) the failure to object to termination of the escrow or (iii) the return of monies and documents affect the right of the other party to pursue other legal or equitable remedies as provided in this Agreement for the breach of the party who gives such notice.

          7.3 Termination of Agreement; Liability of Escrow Holder. Escrow Holder shall have no liability or responsibility for determining whether or not a party giving a notice of termination is or is not in default hereunder. Within two business days after receipt of such notice from one party, Escrow Holder shall deliver a copy of such notice to the other party. Unless written objection to the termination of the Escrow is received by Escrow Holder within ten (10) days after Escrow Holder so delivers such notice to the other party,
(i) Escrow Holder shall forthwith terminate the Escrow and return all funds, documents and other items held by it to the party depositing same, except that Escrow Holder may retain such documents and other items usually retained by escrow holders in accordance with standard escrow termination procedures and practices, and (ii) each party shall forthwith pay to Escrow Holder one-half of Escrow Holder's reasonable escrow termination charges. Notwithstanding the foregoing provisions of this subparagraph, Escrow Holder may deduct from any cash or other funds held by it, a sum sufficient to pay its escrow termination charges in full. If written objection to the termination of the Escrow is delivered to Escrow Holder within such ten (10) day period, Escrow

Holder is authorized to hold all funds, documents and other items delivered to it in connection with the Escrow and may, in Escrow Holder's sole discretion, take no further action until otherwise directed, either by the parties' mutual written instructions or final order of a court of competent jurisdiction. The provisions of this Section 7.3 shall not apply to a termination of the Escrow by Buyer pursuant to Section 6.2.2., in which event Buyer shall be solely responsible for payment of all termination fees.


                    ARTICLE 8 - PRORATIONS, FEES AND COSTS
                    --------------------------------------

          8.1 Prorations. Escrow Holder will prorate and adjust between the parties, in Cash at the Closing, the following (all prorations are to be made on the basis of a 365-day year, unless otherwise specifically instructed in writing):

               8.1.1 Property Taxes. All real property and personal property taxes and assessments (except special assessments) which are customarily paid in arrears shall be prorated as of the Closing Date. Buyer shall be solely responsible for payment of any special assessments payable in installments due on or after the Closing Date. Seller shall pay all such taxes attributable to any period prior to the Closing. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, shall be based upon the most recent assessed valuations and mill levy available, which proration shall be deemed a final settlement between the parties, provided, that in the event of any refund or reduction in property taxes assessed against the Property for (i) any tax year prior to the year of Closing, or (ii) the year of Closing, resulting from an appeal of the amount of such taxes, the amount of any such refund or reduction attributable to tax years prior to the year of Closing shall be paid to Seller, and any such refund or reduction in taxes attributable to the year of Closing shall be prorated as of the Closing Date at such time as the judgment on appeal shall become final. If either such real estate or such personal property taxes are payable directly to the taxing authority by any tenant under and pursuant to the terms of any Lease, then the foregoing provisions shall be inapplicable with respect thereto and there shall be no proration of such taxes between Seller and Buyer. All taxes imposed because of a change of use of the Property after Closing shall be paid by the Buyer.

               8.1.2 Income. All income from the Leases or from any other portion of the Property (such as, e.g., parking rents, if any) shall be prorated as of the Closing Date. Buyer shall receive all income accruing on the Closing and thereafter. Seller shall receive all income accruing prior to the Closing.

               8.1.3 Deposits; Tenant Concessions. Seller shall retain all non-refundable deposits paid by tenants under the Leases. Buyer shall be entitled to a credit at Closing for the amount of (i) any security or other deposits paid by tenants under the Leases, (ii) any prepaid rentals, (iii) cleaning fees and other deposits, and (iv) any rent abatement or "free rent" under any of the Leases attributable to periods from and after the Closing Date.

               8.1.4 Reimbursable Expenses. For each of the tenants under the Leases, there shall be calculated the difference, if any, between (i) the rental payments made by such tenant to Seller through the Closing Date for such tenant's prorata share of Reimbursable Expenses for the year of Closing; and
(ii) such tenant's prorata share, pursuant to the terms of its Lease, of the actual Reimbursable Expense incurred by Seller for the year of Closing through the Closing Date. In calculating such amounts, any rental payments for Reimbursable Expenses that are credited to Buyer at Closing shall be subtracted from rental payments for Reimbursable Expenses deemed received by Seller and all prorations charged to Seller for expenses that constitute Reimbursable Expenses shall be deemed amounts incurred by Seller through the Closing Date. The amounts of such differences (whether positive or negative) for each of the tenants under the Leases shall then be added together and, if Seller has received more rental for Reimbursable Expenses for the year of Closing through the Closing Date than the actual amount of Reimbursable Expenses incurred by Seller during such period for which Seller is entitled to reimbursement under the Leases, then Seller shall credit the amount of such excess to Buyer at Closing. Such adjustment between Seller and Buyer for Reimbursable Expenses shall be deemed a final settlement. Buyer shall be solely responsible for any adjustments that are required to be made with the tenants under the Leases after the end of the year of Closing for any differences between the rental payments made by such tenants for Reimbursable Expenses for the year of Closing and the actual total Reimbursable Expenses for such year. Such obligation of Buyer shall survive Closing.

               8.1.5 Leasing Commissions and Monetary Concessions. Seller shall pay and perform all leasing commissions and other monetary concessions, including improvement allowances and tenant improvement work relating to the Clearance Center Lease, up to a maximum of $200,000.00 (collectively, "Tenant Concessions").

               8.1.6 Other Expenses of Property. In general, all expenses relating to the operation of the Property accruing prior to the Closing shall be paid by Seller and all such expenses accruing on or after Closing shall be paid by Buyer. Seller shall be entitled to a credit at Closing for the amount of any deposits Seller has made with any of the utilities services or companies servicing the Property. Buyer shall arrange with all utilities services and companies servicing the Property to have new accounts started in the name of Buyer or Buyer's designee beginning at 12:01 a.m. on the Closing Date.

               8.1.7 Miscellaneous. All of the prorations respecting the Property, except as otherwise provided herein, shall be made in accordance with the custom of San Joaquin County, California.

          8.2 Date of Proration. The prorations and adjustments provided for in this Article 8 shall be made so that the Buyer shall receive the income and be charged with the expense of the operation of the Property for the Closing Date, provided that the Purchase Price (subject to the adjustments and prorations provided for herein) is delivered to Seller in sufficient time on the Closing Date so that such proceeds may be invested and Seller shall receive interest on such investment for the Closing Date. If the proceeds of the Purchase Price are not so delivered to the Seller on the Closing Date, the prorations and adjustments to be made under this Article 8 shall not be changed, but Escrow Holder shall not effect the Closing until Buyer has paid to Seller interest on the amounts due to Seller at a rate equal to ten percent (10%) per annum, calculated on a 365-day year, to compensate Seller for the loss of interest for such date.

          8.3 Buyer's Closing Costs. Buyer will pay (i) one-half of Escrow Holder's escrow fee, (ii) the cost of the Title Policy and any endorsements to the Title Policy requested by Buyer, (iii) usual buyer's document-drafting charges, and (iv) Buyer's attorneys' fees.

          8.4 Seller's Closing Costs. Seller will pay (i) any excise, transfer, sales or use taxes assessed in connection with recording the Deed,
(ii) one-half of Escrow Holder's escrow fee, (iii) usual seller's document-drafting and recording charges, including recordation of the Deed, and (iv) Seller's attorneys' fees.

                ARTICLE 9 - DISTRIBUTION OF FUNDS AND DOCUMENTS
                -----------------------------------------------

          9.1 Form of Disbursements. All disbursements by Escrow Holder shall be made by wire transfer to the account of Seller in accordance with the wiring instructions attached as Exhibit M hereto.

          9.2 Liens and Encumbrances. At the time of Closing, Escrow Holder shall pay, from funds to which Seller shall be entitled, to the obligees thereof, any lien, deed of trust, mortgage or other encumbrance then affecting the Property.

          9.3 Recorded Documents. Escrow Holder will cause the County Recorder of San Joaquin County, California, to mail the Deed (and each other document which is herein expressed to be, or by general usage is, recorded) after recordation, to the grantee, beneficiary or person (i) acquiring rights under said document or (ii) for whose benefit said document was acquired.

          9.4 Nonrecorded Documents. Escrow Holder will, at the Closing, deliver by United States mail (or will hold for personal pickup, if requested), at least one duplicate original of each nonrecorded document received hereunder by Escrow Holder to Buyer and Seller.

          9.5 Cash Disbursements. Escrow Holder will, at the Closing, arrange for wire transfer, (i) to Seller, or order, the Purchase Price, plus any prorations or other credits to which Seller will be entitled and less any appropriate prorations or other charges and (ii) to Buyer, or order, any excess funds theretofore delivered to Escrow Holder by Buyer.

          9.6 Copies of Documents. Escrow Holder will, as soon as possible after Closing, deliver to Buyer and to Seller a copy of the Deed (conformed to show recording data) and each document recorded or delivered to or through Escrow herein.


          ARTICLE 10 - RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION
          -----------------------------------------------------------

          10.1 Return of Seller's Documents. In the event the Escrow is terminated for any reason (other than the default of Seller), Buyer shall, within fifteen (15) calendar days following such termination, deliver to Seller all documents and materials, if any, relating to the Property previously delivered to Buyer by Seller. Escrow Holder shall deliver all documents and materials deposited by Seller and then in Escrow Holder's possession to Seller.

          10.2 Return of Buyer's Documents. In the event Escrow is terminated for any reason (other than the default of Buyer), Escrow Holder shall, within fifteen (15) calendar days following such termination, deliver to Buyer all funds and documents, if any, deposited by Buyer and then in Escrow Holder's possession to Buyer.

          10.3 No Effect on Rights of Parties. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may be entitled by the terms of this Agreement.

          10.4 Payment of Termination Fee. Escrow Holder may condition its deliveries hereinabove provided upon payment by the party requesting delivery of a termination fee. Notwithstanding any other provision of this Agreement to the contrary, any termination fee shall be paid (or reimbursed) by the defaulting party, or paid equally if neither party is then in default, provided, however, that upon a termination by Buyer in accordance with Section 6.4, any termination fee shall be paid by Buyer.


                             ARTICLE 11 - DEFAULT
                             --------------------

          11.1 Seller's Remedies. If Buyer fails to complete the acquisition as herein provided by reason of any default by Buyer, Seller shall be released from any further obligations hereunder and shall be entitled to the following:

Buyer's         INSOFAR AS IT WOULD BE EXTREMELY IMPRACTICABLE AND
Initials        DIFFICULT TO ESTIMATE THE DAMAGE AND HARM WHICH SELLER WOULD
SUFFER IN THE EVENT BUYER DEFAULTS
________        HEREUNDER AND FAILS TO COMPLETE THE ACQUISITION HEREUNDER AND
INSOFAR AS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER'S DEFAULT AND FAILURE TO
Seller's        DULY COMPLETE THE ACQUISITION HEREUNDER IS THE SUM
Initials        OF $60,000.00, SELLER SHALL THEREFORE BE ENTITLED
________        TO BUYER'S DEPOSIT OF $60,000.00 PLUS ANY INTEREST THEREON,
DELIVERED TO SELLER IN ACCORDANCE WITH SECTION 4.1 OF THIS AGREEMENT AS AND FOR THE SOLE REMEDY FOR DAMAGES ARISING FROM BUYER'S FAILURE TO COMPLETE THE ACQUISITION IN ACCORDANCE WITH THE TERMS HEREOF.

          11.2 Buyer's Remedies. In the event of any failure of Seller to comply with any of its obligations hereunder which are required to be performed at or prior to the Closing, Buyer may, at Buyer's option and as its exclusive remedy, either (i) terminate this Agreement by giving written notice of termination to Seller and to Escrow Holder whereupon Escrow Holder shall return the Deposit to Buyer and both Buyer and Seller shall be relieved of further obligations or liabilities hereunder, or (ii) Buyer may seek specific performance of this Agreement, or (iii) Buyer may terminate this Agreement and seek actual damages in an amount not to exceed (a) $30,000.00, for any breach by Seller prior to the expiration of the Financing Contingency Deadline, or (b) $60,000.00, for any breach by Seller following the expiration of the Financing Contingency Deadline.

                  ARTICLE 12 - REPRESENTATIONS AND WARRANTIES
                  -------------------------------------------

          12.1 Escrow Holder. Escrow Holder shall have no concern with, or liability or responsibility for, this Article.

          12.2 Seller's Representations and Warranties. Seller represents and warrants to Buyer that, as of the date of this Agreement and as of the date on which Closing shall occur, the statements made by Seller pursuant to this
Section 13.2 shall be true and correct in all material respects, it being expressly understood and agreed by Purchaser that except as set forth in this
Section 12.2, Seller is not making and has not made any other representations or warranties of any kind or nature whatsoever, express or implied, including, without limitation, any representations or warranties as to the condition of the Property or its fitness for any particular purpose. As used herein, the phrase "to the best of Seller's knowledge" shall be limited to the current actual knowledge of Kelly J. Stradinger, vice president of the corporate general partner of Seller's general partner and the individual responsible for overseeing the management and ownership of the Property on Seller's behalf.

               12.2.1 Authority. Seller is a limited partnership, duly organized and existing in good standing under the laws of the State of Colorado. Upon obtaining all requisite partnership and governmental approvals of the transactions contemplated by this Agreement, Seller shall have the full right and authority to sell the Property on the terms and conditions set forth herein.

               12.2.2 Violations. To the best of Seller's knowledge, the entering into and consummation of the transactions contemplated hereby will not conflict with, or constitute a default under, any Contract, Lease or other Agreement to which Seller is a party or by which Seller may be bound.

               12.2.3 Special Assessments. To the best of Seller's knowledge, the Real Property is not situated within any special assessment district other than the districts revealed by the most recent statement for real property taxes for the Real Property. Seller has no knowledge of any proposal under which the Real Property is to be included in any other special assessment district.

               12.2.4 Adverse Claims. To the best of Seller's knowledge, Seller has not received written notice of, and to the best of Seller's knowledge, there are no, pending, threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting the Property or in which Seller is, or will be, a party by reason of Seller's ownership of the Property.

               12.2.5 Insolvency. To the best of Seller's knowledge, no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Seller or any general partner of Seller, nor are any of such proceedings contemplated by Seller or any general partner of Seller.

               12.2.6 Plans, Permits and Personal Property. To the best of Seller's knowledge, all of Seller's right, title and interest in and to the Plans, Permits and Personal Property have been fully paid for and will not be subject to any liens, encumbrances or claims of any kind upon the Closing Date. The transfer and assignment to Buyer of Seller's right, title and interest in and to the Records and Plans, License and Permits, Personal Property and Service Contracts not disapproved by Buyer does not require the consent of third parties, other than the consent of the Limited Partners contemplated by Section 3.3.4 above. Seller has not entered into any other contracts for the sale of the Property, nor, to the best of Seller's knowledge, do there exist any rights of first refusal or options to purchase the Property.

               12.2.7 Contracts and Permits. To the best of Seller's knowledge, there are no service or maintenance contracts, warranties, guarantees, listing agreements, parking agreements or bonds (whether oral or written) which affect or will affect or which are or will be obligations of the Buyer or the Property, other than the Contracts delivered to Buyer by Seller pursuant to this Agreement. To the best of Seller's knowledge, there are no current defaults or breaches under the terms and provisions of any of the Contracts. The Plans and Permits delivered to Buyer by Seller pursuant to this Agreement are all such Permits and Plans which are in the possession of or reasonably available to Seller.

               12.2.8   Leases.  To the best of Seller's knowledge, the Leases
have been duly authorized and executed by the landlord thereunder.   To the best
of Seller's knowledge, there are no leases, subleases, occupancies or tenancies in effect pertaining to the Property, except the Leases delivered to Buyer by Seller pursuant to this Agreement, and Seller has no knowledge of any oral agreements with anyone, including Tenants, with respect to the occupancy of the Property, except as may be shown by the Rent Roll. To the best of Seller's knowledge, the Rent Roll is true and complete in all respects. Neither Seller's interest in the Leases nor any of the rentals due or to become due under the Leases will be assigned, encumbered or subject to any liens as of the Closing Date.

               12.2.9 Leasing Commissions. Except as otherwise disclosed to Buyer or as contemplated by Article 13 below, to the best of Seller's knowledge, no leasing or brokerage fees or commissions of any nature whatsoever shall be or become due or owing to any person, firm, corporation or entity whomsoever after the Closing Date with respect to the Leases.

               12.2.10 Survival. The foregoing representations and warranties shall terminate as of the earlier to occur of (i) the termination of this Agreement, or (ii) the date sixty (60) days following the Closing Date. Seller shall indemnify and hold Buyer harmless and defend Buyer from any loss, liability or expense incurred by Buyer or any claim made against Buyer by reason of the breach of any of the foregoing representations or warranties.

          12.3 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that, as of the Closing:

               12.3.1 Authority. Buyer has full right and authority to enter into this Agreement and consummate the transaction contemplated hereby.

               12.3.2 Consents; Binding Obligations; Violations. All consents and approvals which may be required in order for Buyer to enter into this Agreement or to consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms. Neither the execution of this Agreement, nor the consummation of the transaction contemplated hereby will be in violation of any judgement, order, permit, writ, injunction, or decree of any court, commission, bureau or agency to which Buyer is subject or by which Buyer is bound, or constitute a breach or default under any agreement or other obligation to which Buyer is a party or otherwise bound.

               12.3.3 Survival. The foregoing representations and warranties shall terminate as of the earlier to occur of (i) the termination of this Agreement, or (ii) the date sixty (60) days following the Closing Date. Buyer shall indemnify and hold Seller harmless and defend Seller from any loss, liability or expense incurred by Seller or any claim made against Seller by reason of the breach of any of the foregoing representations or warranties.


                       ARTICLE 13 - BROKER'S COMMISSION
                       --------------------------------

          The parties hereto represent and warrant that they know of no broker's commissions, agents' or finders' fees due in connection with this transaction, except for the commission due to Grubb & Ellis Company ("Broker"), which shall be the sole responsibility of Seller. Any sub-agency fees or commissions shall be paid by Broker. The parties hereto hereby agree to hold harmless, indemnify and defend each other from all expenses, liabilities and damages, including without limitation, attorneys' fees, resulting from claims of brokers, agents or finders, licensed or otherwise claiming through, under or by reason of the conduct of the indemnifying party respecting the transaction contemplated herein.

                        ARTICLE 14 - SELLER'S COVENANTS
                        -------------------------------

          Seller covenants for the benefit of and agrees with Buyer that, pending Closing, Seller shall:

          14.1 Leases. Perform in a timely manner all of Seller's obligations under the Leases, consistent with Seller's ordinary business practices in effect as of the date hereof. Prior to the expiration of the Financing Contingency Deadline, Seller shall not enter into, amend, alter, terminate or modify any Lease without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. Subsequent to the expiration of the Financing Contingency Deadline, Seller shall not enter into, amend, alter, terminate or modify any Leases without Buyer's prior written consent, which consent may be granted or withheld in Buyer's sole discretion. If Seller desires to enter into a new Lease or to amend, alter, terminate or modify any existing lease, which transaction requires the consent of Buyer thereto as provided in this Section
14.1 Seller shall deliver written notice to Buyer requesting Buyer's approval thereof and providing therewith the most current draft of the proposed new Lease or amendment or termination agreement. Seller also agrees to provide any other information concerning any new Lease and proposed tenant which Buyer reasonably requests. Buyer shall respond to Seller's request for approval of the subject Lease transaction within two (2) business days after the delivery of Seller's notice. Unless Buyer shall deliver written notice to Seller disapproving the proposed Lease transaction within such two (2) day period, Buyer shall be deemed to have approved such Lease transaction for all purposes of this Agreement and Seller may proceed to consummate such Lease transaction in the form most recently approved (or deemed approved) by Buyer.

          14.2 Contracts. Perform in a timely manner all of Seller's obligations under the Contract, consistent with Seller's ordinary business practices in effect as of the date hereof. Subsequent to the expiration of the Financing Contingency Deadline, Seller shall not enter into any new Contracts except those which by their terms may be terminated upon no more than thirty
(30) days' written
notice (and to deliver to Buyer copies of any such new Contracts) without Buyer's prior written consent, which consent may be granted or withheld in Buyer's sole discretion. In addition, Seller shall not modify or terminate any of the Contracts or otherwise consented to in writing by Buyer, which consent may be granted or withheld in Buyer's sole discretion. Buyer's consent shall be deemed to have been given by Buyer if Buyer does not notify Seller to the contrary within two (2) business days after receipt of Seller's request for such consent. Seller shall promptly notify Buyer of any such agreements entered into by Seller prior to the expiration of the Financing Contingency Deadline.

          14.3 Personal. Except in the ordinary course of Seller's business, not remove any Personal Property except to make repairs and replacements.

          14.4 Maintenance and Operation of Property. Maintain the Property in its present condition, ordinary wear and tear excepted, and operate the Property in substantially the same manner as the Property has previously been operated by Seller.

          14.5 Insurance. Maintain in full force and effect all insurance policies covering the Property as of the date of this Agreement.

          14.6 Notices. Promptly deliver to Buyer a copy of any notice received by Seller of any lawsuits threatened or pending involving all or a portion of the Property or concerning any building, zoning, fire or health code violation.

          14.7 Licenses and Permits. Maintain and/or renew all Licenses and Permits in accordance with Seller's customary business practices.

          14.8 Governmental Regulations. Comply with all laws in accordance with Seller's customary business practices.

          14.9 Operating Statements. Deliver to Buyer copies of any operating statements prepared after the date of this Agreement.

          14.10 Conveyance. Not, without the prior written consent of Buyer, convey any interest in the Permits, Plans or any of the other Property, and Seller will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement.

          14.11 Alterations. Not make any alterations to the Property, except as may be required pursuant to any Leases or otherwise necessary or appropriate in the ordinary course of Seller's business and consistent with Seller's customary business practices.

          14.12 Rents. Not accept from any of the Tenants payment of rent more than one month in advance or apply any security deposit to rent or any other sum due from, or on account of any default by, any Tenant; and

          14.13 Conditions. Promptly notify Buyer of any change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller under this Agreement untrue or misleading in any material respect, or any covenant of Buyer under this Agreement incapable or less likely of being performed, it being understood that the Seller's obligation to provide notice to Buyer shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.


                             ARTICLE 15 - CASUALTY
                             ---------------------

     In the event that the Property should be damaged by any casualty prior to Closing, Seller shall promptly give Buyer written notice of such occurrence, and as soon thereafter as practicable, shall provide Buyer with an estimate (the "Estimate") made by an architect, engineer or contractor selected by Seller and approved by Buyer (which approval shall not be unreasonably withhold or delayed) of the cost required to repair such damage. If it is so estimated that the cost to make any such repairs shown on the Estimate would exceed an amount equal to ten percent (10%) of the Purchase Price, then either party, at its option, may terminate the Agreement upon written notice to the other given within ten (10) days after both parties' receipt of the Estimate, in which event Escrow Holder shall return the Deposit to Buyer and both parties shall be relieved of any further obligations hereunder. If neither party elects to so terminate this Agreement, then this Agreement shall remain in full force and effect, and Seller shall assign all insurance proceeds payable as a result of such casualty to Buyer at the Closing, up to the estimated cost of repairs shown on the Estimate.


                           ARTICLE 16 - CONDEMNATION
                           -------------------------

     16.1 Notice. If, prior to Closing, Seller learns of any actual or threatened taking in condemnation or by eminent domain (or a sale in lieu thereof) of all of any portion of the Property, Seller will notify Buyer promptly thereof.

     16.2 Termination. Other than with respect to an "Immaterial Taking" (as defined below), any actual or threatened taking or condemnation for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Property between the date of this Agreement and the Closing Date shall, at the option of Buyer, cause a termination of this Agreement. The election to terminate provided hereby must be exercised (or will be deemed to have been waived) by notice to Seller and Title Company to that effect given within fifteen (15) days following delivery of Seller's notice pursuant to Section 16.1 above. Upon delivery of such termination notice, Escrow Holder shall return the Deposit to Buyer and both parties shall be relieved of any future obligations hereunder.
If Buyer shall not elect to so terminate this Agreement, or in the event of an Immaterial Taking, Seller shall be relieved of all obligations under this Agreement with respect to the portion of the Property so taken or condemned, but Buyer will be entitled to receive all proceeds of any such taking or condemnation, and Seller agrees that it will not make any adjustment or settlement of any such taking or condemnation proceeding without Buyer's consent and will take at Closing all action necessary to assign its entire interest in such award to Buyer or its designee. Any taking or condemnation for any public or quasi-public purpose or use which does not (i) affect access, (ii) reduce parking, (iii) materially affect compliance with zoning requirements, (iv) permit any Major Tenant to terminate its Lease, or (v) take any part of the Improvements shall be deemed an "Immaterial Taking."

                            ARTICLE 17 - ASSIGNMENT
                            -----------------------

     Buyer may not assign this Agreement to any assignee other than one controlled by, controlling or under common control with the named Buyer hereunder including, without limitation, a limited liability company of which Buyer is a manager or member (a "Permitted Assignee") without the written consent of Seller, which consent may be granted or withheld in Seller's sole and absolute discretion. Any assignee shall be deemed to have made any and all representations and warranties made by Buyer hereunder, as if the assignee were the original signatory hereto.

     If Buyer requests Seller's written consent to any assignment other than to a Permitted Assignee, Buyer shall (1) notify Seller in writing of the proposed assignment; (2) provide Seller with a name and address of the proposed assignee;
(3) provide Seller with financial information including financial statements of the proposed assignee; and (4) provide Seller with a copy of the proposed assignment.


                             ARTICLE 18 - NOTICES
                             --------------------

     Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and any and all such items shall be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of 12:00 Noon on the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows; or as of the third business hour (a business hour being one of the hours from 8:00 a.m. to 5:00 p.m. on business days) after transmitting by telecopier to the telecopy number set forth below:

          If to Seller, to:

                Boettcher Western Properties III Ltd.
                c/o Everen Securities, Inc.
                77 West Wacker Drive
                Chicago, Illinois 60601-1694
                Attention: Mr. Kelly J. Stradinger
                Telecopy: (312) 574-8903

                with a copy at the same time to:

                Otten, Johnson, Robinson,
                 Neff & Ragonetti, P.C.
                950 17th Street, Suite 1600
                Denver, Colorado 80202
                Attention: Marguerite L. Sadler, Esq.
                Telecopy: (303) 825-6525

          If to Buyer, to:

                M. Phillip Cardoza
                1111 Civic Drive, Suite 365
                Walnut Creek, California 94596
                Telecopy: (510) 932-0557

          If to Escrow Holder, to:

                First American Title Insurance Company
                1850 Mt. Diablo Boulevard, Suite 300
                Walnut Creek, California 94596
                Attention: Ms. Kat Van Steanhuyse
                Telecopy: (510) 927-2168

or to such other address or to such other person as any party shall designate to the others for such purpose in the manner hereinabove set forth.


                 ARTICLE 19 - TRANSFER OF TITLE AND POSSESSION
                 ---------------------------------------------

          19.1 Transfer of Possession. Possession of the Property shall be transferred to Buyer on the Closing.

          19.2 Delivery of Documents on Closing. On the Closing, in addition to those other documents set forth herein, Seller shall deliver to Buyer the following:

               19.2.1 Leases and Contracts. An original counterpart (or if originals are unavailable, a copy certified by Seller as true and correct) of all written documents creating or evidencing the Leases and Contracts, including all amendments or modifications thereto.

               19.2.2 Plans, Warranties and Permits. The Plans and any written Warranties or Permits.

                        ARTICLE 20 - GENERAL PROVISIONS
                        -------------------------------

          20.1 Definitions. Unless the context otherwise indicates, whenever used in this Agreement:

               20.1.1 Cash. The word "Cash" means (i) United States currency or (ii) an amount in United States currency credited by wire-transfer or by other means providing immediately available funds.

               20.1.2 Party. The word "party" or "parties" means Buyer and/or Seller, as the context may require.

          20.2 Gender; Number. The use herein of (i) the neuter gender includes the masculine and the feminine and (ii) the singular number includes the plural, whenever the context so requires.

          20.3 Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

          20.4 Dates. If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the expiration of the Financing Contingency Deadline or the date of Closing) should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.

          20.5 Exhibits. All exhibits referred to herein and attached hereto are a part hereof.

          20.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

          20.7 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

          20.8 Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, including appeals or rehearing, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all attorneys' fees and all costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not.

          20.9 Governing Law. This Agreement and the respective rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws of the State of California.

          20.10 Time of Essence. Seller and Buyer hereby acknowledge and agree that TIME IS STRICTLY OF THE ESSENCE with respect to each and every term, condition, obligation and provision herein and the failure to TIMELY AND FULLY perform or satisfy any of the terms, conditions, obligations or provisions of this Agreement shall constitute a material default hereunder.

          20.11 Survival of Obligations. All obligations referred to herein to be performed at a time or times after the Closing, and all warranties and representations contained herein, shall survive the Closing and the delivery of Seller's Deed for a period of sixty (60) days following the Closing Date.

          20.12 Severability. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

          20.13 Successors and Assigns. Subject to any provisions concerning assignment hereinabove set forth, all terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

          20.14 Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

          20.15 Confidentiality. Seller shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before the expiration of the Financing Contingency Deadline, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

          20.16 Required Actions of Buyer and Seller. Buyer and Seller agree to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated and shall use their commercially reasonable best efforts to consummate the transaction contemplated by this Agreement in accordance with the provisions hereof.

          20.17 No Solicitation Following Financing Contingency Deadline. Following the expiration of the Financing Contingency Deadline, and provided that Buyer has not terminated this Agreement pursuant to Article 6 above, neither Seller nor its agents or employees shall (i) initiate, encourage the initiation by others of discussions or negotiations, or respond to solicitations by third parties relating to a sale of the Property or any part thereof, or (ii) enter into any agreement with any third party with respect to a sale of the Property or any part thereof. Without limitation of the foregoing, prior to the expiration of the Financing Contingency Deadline, Seller may continue to market the Property or any part thereof for sale to third parties, may entertain back-up offers to purchase the Property from third parties, and may enter into purchase agreements with such third parties so long as such purchase agreements, and Seller's agreement to sell the Property pursuant thereto, are expressly subject to Buyer's rights hereunder.

          20.18 Audit Right. For a period of not more than two (2) years following the Closing, Seller agrees to provide to Buyer's designated independent auditor access to the books and records of the Property and all related information regarding the period for which Buyer is required to have the Property audited under the regulations of the SEC. Buyer hereby releases Seller from any claim, damage, loss or liability of Seller relating to the sufficiency or accuracy of the information disclosed by Seller as a result of its compliance with this Section; provided, however, that this release shall not operate to waive any claims which Buyer may have against seller as a result of breach of any representation or warranty contained in this Agreement.

          20.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first set forth below.

                                 SELLER:

                                 BOETTCHER WESTERN PROPERTIES III
                                 LTD., a Colorado limited partnership

                                 By: Boettcher Properties, Ltd., its Managing General Partner

                                      By:  BPL HOLDINGS, INC.,
                                         its Managing General
                                         Partner



                                            By:/s/ Daniel D. Williams
---------------------------                    --------------------------
Date of Signature                              Daniel D. Williams,
                                               Director


                                 BUYER:



7/21/97                          /s/ M. Phillip Cardoza
---------------------------      -------------------------------
Date of Signature                M. Phillip Cardoza

                           CONSENT OF ESCROW HOLDER
                           ------------------------


     The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as Escrow Holder.


                                    FIRST AMERICAN TITLE INSURANCE
                                    COMPANY



_______________                     By:_____________________________
Date of Signature                   Name:___________________________
                                    Title:__________________________

                                   Exhibit A
                                   ---------

                               LEGAL DESCRIPTION


A portion of Lot six (6) and seven (7) of Brookside Tract, according to the Official Map thereof, filed for record February 4, 1907, in Vol. 3 of Maps and Plats, page 54, San Joaquin County Records, being more particularly described as follows:

Parcels 1 and 2, as shown on that certain Parcel Map filed for record March 13, 1980, in Book 8 of Parcel Maps, page 180, San Joaquin County Records.

TOGETHER WITH easements for ingress and egress, reciprocal parking, etc., as set forth in the Declaration of Restrictions, Grant of Easements and Common Area Maintenance Agreement, recorded October 18, 1978 in Book 4461 of Official Records, page 531, San Joaquin County Records and re-recorded in Book 4474 of Official Records, page 928, San Joaquin County Records.

EXCEPTING THEREFROM all oil, oil rights, minerals, mineral rights, natural gas rights and other hydrocarbons, without, however, the surface right of entry to a depth of 500 feet.

                                   Exhibit B
                                   ---------

                          PERSONAL PROPERTY INVENTORY


                                      NONE

                                   Exhibit C
                                   ---------

                                   RENT ROLL

                                   Exhibit D
                                   ---------

                      ASSIGNMENT AND ASSUMPTION OF LEASES

     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Agreement") is made and entered into this ____ day of _________, 1997, between BOETTCHER WESTERN PROPERTIES III LTD., a Colorado limited partnership ("Assignor"), and ___________________________ ("Assignee").

     For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby assigns, transfers and conveys to Assignee, all right, title and interest of Assignor as landlord in and to those leases, tenancies and other occupancy arrangements (the "Leases") described on the rent roll attached as Schedule 1 hereto and made a part hereof (the "Rent Roll").

     Assignor shall indemnify and hold Assignee harmless from all obligations on the part of the landlord arising under the Leases prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

     Assignee hereby expressly assumes all liabilities and agrees to perform all obligations of Assignor under the Leases to be performed from and after the date hereof and shall indemnify and hold Assignor harmless from all obligations on the part of the landlord arising under the Leases from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

     Assignor represents to Assignee that to the best of Seller's knowledge, the Rent Roll contains a complete and accurate schedule of all refundable security and/or damage deposits that have been paid by tenants under the Leases (the "Deposits"). Assignee acknowledges that Assignor has transferred the Deposits to Assignee.

     This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

                                   ASSIGNOR:

                                   BOETTCHER WESTERN PROPERTIES III
                                   LTD., a Colorado limited partnership

                                   By: Boettcher Properties, Ltd., its Managing General Partner


                                        By:  BPL HOLDINGS, INC.,
                                          its Managing General
                                          Partner



                                            By:______________________
                                              Daniel D. Williams,
                                              Director



                                   ASSIGNEE:



                                   __________________________________

                                  Schedule 1
                                  ----------

                                   Rent Roll

                                   Exhibit E
                                   ---------

                    ASSIGNMENT AND ASSUMPTION OF CONTRACTS

     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Agreement") is made and entered into as of ___________________, 1997, by and between BOETTCHER WESTERN PROPERTIES III LTD., a Colorado limited partnership ("Assignor"), and ____________________ ("Assignee").

                                 Recitals
                                 --------

     This Agreement is made with respect to the following facts:

     A. Assignor has this date conveyed to Assignee certain real property, buildings, improvements and personal property located in Stockton California, and commonly known as Venetian Square Shopping Center (the "Property").

     B. In connection with the conveyance of the Property to Assignee, Assignor desires to assign all of Assignee's right, title and interest in and to those contracts, agreements and commitments for the repair, maintenance, service and supply of the Property that are listed on Schedule 1 attached hereto and made a part hereof (the "Contracts").

     C.  Assignee desires to assume Assignor's obligations under the Contracts.


                                 Agreement
                                 ---------

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Contracts and Assignor agrees to indemnify and hold Assignee harmless from all obligations on the part of the owner of the Property arising under the Contracts prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

     2. Assignee hereby expressly assumes and agrees to perform all the obligations of Assignor under the Contracts to be performed from and after the date hereof and Assignee agrees to indemnify and hold Assignor harmless from all obligations on the part of the owner of the Property arising under the Contracts from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

     3. This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

                               Executed as of the date set forth above.

                                   ASSIGNOR:


                                   BOETTCHER WESTERN PROPERTIES III
                                   LTD., a Colorado limited partnership

                                   By: Boettcher Properties, Ltd., its Managing General Partner

                                        By:  BPL HOLDINGS, INC.,
                                          its Managing General
                                          Partner



                                        By:______________________
                                          Daniel D. Williams,
                                          Director


                                   ASSIGNEE:



                                   __________________________________

                                  Schedule 1
                                  ----------

                                   Contracts

                                   Exhibit F
                                   ---------

                                  GRANT DEED


RECORDING REQUESTED BY:

______________________________,
a ____________________________

WHEN RECORDED MAIL TO:

______________________________
______________________________
______________________________
______________________________

MAIL TAX STATEMENTS TO:

------------------------------
------------------------------
------------------------------
------------------------------



                 (Space above this line is for recorder's use)

                                 GRANT DEED

The undersigned grantor declares:

Documentary Transfer Tax not shown pursuant to Section 11932 of the Revenue and Taxation Code, as amended

County of ____________


FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, _________________________________, a ______________, hereby GRANTS to
______________________________, a ______________, that certain real property in the County of _________, State of ____________, which is more particularly described on Schedule "1" ("Property") which is attached hereto, subject to all matters of title, of record or apparent, including, without limitation, those [description of CC&R's and easements].

     IN WITNESS WHEREOF, the Grantor has caused this Grant Deed to be executed as of the ___ day of ___________, 1997.



                                    BOETTCHER WESTERN PROPERTIES III
                                    LTD., a Colorado limited partnership

                                    By:  Boettcher Properties, Ltd.,
                                         its Managing General Partner

                                         By: BPL Holdings, Inc.,
                                             its Managing General Partner



                                        By:_______________________
                                          Daniel D. Williams,
                                          Director

STATE OF __________________    )
                               )  ss.
COUNTY OF _________________    )

On ________________________, before me, ________________________, a Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



                               ___________________________________
                               Notary Public in and for said State



STATE OF _________________     )
                               )  ss.
COUNTY OF ________________     )

On ________________________, before me, ________________________, a Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



                               ___________________________________
                               Notary Public in and for said State

                                 SCHEDULE "1"

                         LEGAL DESCRIPTION OF PROPERTY


A portion of Lot six (6) and seven (7) of Brookside Tract, according to the Official Map thereof, filed for record February 4, 1907, in Vol. 3 of Maps and Plats, page 54, San Joaquin County Records, being more particularly described as follows:

Parcels 1 and 2, as shown on that certain Parcel Map filed for record March 13, 1980, in Book 8 of Parcel Maps, page 180, San Joaquin County Records.

TOGETHER WITH easements for ingress and egress, reciprocal parking, etc., as set forth in the Declaration of Restrictions, Grant of Easements and Common Area Maintenance Agreement, recorded October 18, 1978 in Book 4461 of Official Records, page 531, San Joaquin County Records and re-recorded in Book 4474 of Official Records, page 928, San Joaquin County Records.

EXCEPTING THEREFROM all oil, oil rights, minerals, mineral rights, natural gas rights and other hydrocarbons, without, however, the surface right of entry to a depth of 500 feet.

                                   Exhibit G
                                   ---------

                          BILL OF SALE AND ASSIGNMENT


     This Bill of Sale and Assignment, dated as of __________________, 1997, is between BOETTCHER WESTERN PROPERTIES III LTD., a Colorado limited partnership ("Seller"), and __________________________ ("Buyer").

     For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby sells, conveys, transfers, assigns, and sets over unto Buyer all right, title and interest of Seller in and to the following:

     (a) Those items of equipment and tangible personal property (the "Personal Property") owned by Seller and located on, or used in connection with, the real property described in Schedule 1 attached hereto and made a part hereof (the "Real Property");

     (b) Any site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, appraisals, feasibility studies, and other plans and studies, if any and in Seller's possession that relate to the Real Property or the Personal Property, to the extent that they are assignable, without representation or warranty of any kind whatsoever as to the assignability of such items or any matter contained therein.

     (c) Any unexpired warranties, guaranties and bonds, including, without limitation, contractors' and manufacturers' warranties or guaranties, belonging to Assignor in connection with the Real Property, all buildings thereon and their construction, improvement or equipment or any personal property located thereon or used in connection therewith, but only to the extent such warranties, guaranties and bonds can be lawfully assigned;

     (d) Any governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, held by Assignor and related to the construction, use or operation of the Real Property, all buildings thereon and their construction, use, operation, improvement or equipment or any personal property located thereon and used in connection therewith, but only to the extent such permits, licenses, certificates and authorizations can be lawfully assigned; and

     (e) The right to use of the name "Venetian Square Shopping Center" in connection with the ownership and operation of the Real Property.

                                   Executed as of the date set forth above.

                                   BOETTCHER WESTERN PROPERTIES III
                                   LTD., a Colorado limited partnership

                                   By: Boettcher Properties, Ltd., its Managing General Partner


                                        By:  BPL HOLDINGS, INC.,
                                          its Managing General
                                          Partner



                                             By:______________________
                                               Daniel D. Williams,
                                               Director

                                  Schedule 1
                                  ----------

                                 Real Property


A portion of Lot six (6) and seven (7) of Brookside Tract, according to the Official Map thereof, filed for record February 4, 1907, in Vol. 3 of Maps and Plats, page 54, San Joaquin County Records, being more particularly described as follows:

Parcels 1 and 2, as shown on that certain Parcel Map filed for record March 13, 1980, in Book 8 of Parcel Maps, page 180, San Joaquin County Records.

TOGETHER WITH easements for ingress and egress, reciprocal parking, etc., as set forth in the Declaration of Restrictions, Grant of Easements and Common Area Maintenance Agreement, recorded October 18, 1978 in Book 4461 of Official Records, page 531, San Joaquin County Records and re-recorded in Book 4474 of Official Records, page 928, San Joaquin County Records.

EXCEPTING THEREFROM all oil, oil rights, minerals, mineral rights, natural gas rights and other hydrocarbons, without, however, the surface right of entry to a depth of 500 feet.

                                   Exhibit H
                                   ---------

                          TENANT NOTIFICATION LETTER


                         ______________________, 199__





Re: Your lease (the "Lease") of space in the shopping center known as "Venetian Square" located in Stockton, California (the "Center")

Ladies and Gentlemen:

You are hereby notified that ___________________ (the "Owner"), as owner of the Center and the current owner of the landlord's interest under the Lease, has sold the Center to Cardoza Properties, Inc. ("Buyer") as of the date of this Tenant Notice Letter set forth above, and in connection with such sale the Owner has assigned and transferred its interest in the Lease and any and all security deposits thereunder or relating thereto to Buyer, and Buyer has assumed and agreed to perform all of the landlord's obligations under the Lease (including any obligations set forth in the Lease to repay or account for any security deposits thereunder) from and after such date. Accordingly, (i) all of your obligations under the Lease from and after the date of this Tenant Notice Letter (including your obligations to pay rent and fulfill your insurance requirements) shall be performable to and for the benefit of Buyer, its successors and assigns and (ii) all of the obligations of the landlord under the Lease (including any obligations to repay or account for any security deposits thereunder) from and after the date of this Tenant Notice Letter shall be the binding obligations of Buyer and its successors and assigns.

The address of Buyer for all purposes under the Lease (including the payments of rentals, the recoupment of and security deposits and the giving of any notices provided for in the Lease) is:

          Cardoza Properties, Inc.
          111 Civic Drive, Suite 365
          Walnut Creek, California 94596
          Attention: Mr. M. Phillip Cardoza

Very truly yours,

CARDOZA PROPERTIES, INC.


By:________________________________
Name:______________________________
Title:_____________________________

                                   Exhibit I
                                   ---------

                                   AFFIDAVIT


                               FIRPTA CERTIFICATE

                TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

     To inform ___________________________, a _____________________
("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") will not be required upon the transfer of certain real property to the Transferee by Boettcher Western Properties III Ltd., a Colorado limited partnership ("Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

     1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

     2. The Transferor's U.S. employer identification/social security number is _______________________________________________; and

     3. The Transferor's office/personal residence address is 77 West Wacker Drive, Chicago, Illinois 60601.

     The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     The Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

     The Transferor hereby agrees to indemnify, defend and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, actual attorneys' fees and costs) incurred by the Transferee as a result of: (i) the Transferor's failure to pay U.S. Federal income tax which the Transferor is required to pay under applicable U.S. law; or (ii) any false or misleading statement contained herein.

     Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

     Date:  ____________, 1997



                                    BOETTCHER WESTERN PROPERTIES III LTD.,
                                    a Colorado limited partnership


                                    By:  Boettcher Properties, Ltd.,
                                         its Managing General Partner

                                         By: BPL HOLDINGS, INC.,
                                             its Managing General
                                             Partner



                                         By:______________________
                                          Daniel D. Williams,
                                          Director

                                   Exhibit J
                                   ---------

                         SELLER'S WIRING INSTRUCTIONS


     CitiBank of New York
     ABA # 021 000 089
     For the account of: Everen Clearing Corp.
     Account No. 3889-7669
     Reference: Boettcher Western Properties III Ltd.
     #_____________
     further credit account #15658103

                               TABLE OF CONTENTS
                               -----------------


ARTICLE 1  PURCHASE PRICE..................................................3

ARTICLE 2  OPENING OF ESCROW...............................................3

ARTICLE 3  CONDITIONS TO THE PARTIES' OBLIGATIONS..........................3

     3.1      Escrow Holder................................................3
     3.2      Conditions to Buyer's Obligation to Purchase.................3
              3.2.1   Performance by Seller................................3
              3.2.2   Satisfaction or Waiver of Contingencies..............3
              3.2.3   Accuracy of Representations..........................4
              3.2.4   Title Policy.........................................4
     3.3      Conditions to Seller's Obligation to Sell....................4
              3.3.1   Performance by Buyer.................................4
              3.3.2   Accuracy of Representations..........................4
              3.3.3   Payment of Purchase Price............................4
              3.3.4   Consent of Limited Partners..........................4

ARTICLE 4  BUYER'S DELIVERIES..............................................5
     4.1      Initial Deposit..............................................5
     4.2      Additional Deposit...........................................5
     4.3      Application of Deposit.......................................5
     4.4      Additional Deliveries........................................5
              4.4.1   Balance of Purchase Price............................6
              4.4.2   Assignment and Assumption of Leases..................6
              4.4.3   Assignment and Assumption of Contracts...............6
              4.4.4   Cash  Prorations.....................................6
              4.4.5   Settlement Statement.................................6
     4.5      Further Documents............................................6
     4.6      Failure to Deliver...........................................6

ARTICLE 5  SELLER'S CLOSING DELIVERIES.....................................6
     5.1      Delivery of Instruments and Documents........................6
              5.1.1   Deed.................................................6
              5.1.2   Bill of Sale.........................................7
              5.1.3   Assignment and Assumption of Leases..................7
              5.1.4   Assignment and Assumption of Contracts...............7
              5.1.5   Tenant Notification..................................7
              5.1.6   Leases/Contracts.....................................7
              5.1.7   Section 1445 Affidavit...............................7
              5.1.8   Settlement Statement.................................7
     5.2      Further Documents............................................7
     5.3      Failure to Deliver...........................................7

ARTICLE 6  REVIEW OF DOCUMENTS
AND CERTAIN CONTINGENCIES..................................................   7
     6.1    Waiver of Certain Inspections..................................   7
     6.2    Document Review................................................   8
            6.2.1     Delivery of Appraisal and Environmental Report.......   8
            6.2.2     Financing Contingency Deadline.......................   8
            6.2.3     Review of Title Report...............................   8
     6.3    Contingencies..................................................   9
            6.3.1     Financing Contingency................................   9
            6.3.2     Lease Contingency....................................   9
     6.4    Termination....................................................  10
     6.5    "As Is" Purchase...............................................  10
            6.5.1     Opportunity to Inspect...............................  10
            6.5.2     No Implied Representations...........................  11
            6.5.3     Waiver and Release...................................  12
            6.5.4     Survival.............................................  12

ARTICLE 7  THE CLOSING.....................................................  12
     7.1    Date and Manner of Closing.....................................  12
            7.1.1     Funds and Documents..................................  12
            7.1.2     Title Insurance......................................  12
     7.2    Delay in Closing; Authority to Close...........................  12
     7.3    Termination of Agreement; Liability of Escrow Holder...........  13

ARTICLE 8  PRORATIONS, FEES AND COSTS......................................  13
     8.1    Prorations.....................................................  13
            8.1.1     Property Taxes.......................................  13
            8.1.2     Income...............................................  14
            8.1.3     Deposits; Tenant Concessions.........................  14
            8.1.4     Reimbursable Expenses................................  14
            8.1.5     Leasing Commissions and Monetary Concessions.........  15
            8.1.6     Other Expenses of Property...........................  15
            8.1.7     Miscellaneous........................................  15
     8.2    Date of Proration..............................................  15
     8.3    Buyer's Closing Costs..........................................  15
     8.4    Seller's Closing Costs.........................................  16

ARTICLE 9  DISTRIBUTION OF FUNDS AND DOCUMENTS.............................  16
     9.1    Form of Disbursements..........................................  16
     9.2    Liens and Encumbrances.........................................  16
     9.3    Recorded Documents.............................................  16
     9.4    Nonrecorded Documents..........................................  16
     9.5    Cash Disbursements.............................................  16
     9.6    Copies of Documents............................................  16

ARTICLE 10  RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION.................  17
    10.1    Return of Seller's Documents...................................  17

     10.2    Return of Buyer's Documents...................................  17
     10.3    No Effect on Rights of Parties................................  17
     10.4    Payment of Termination Fee....................................  17

ARTICLE 11 DEFAULT.........................................................  17
     11.1    Seller's Remedies.............................................  17
     11.2    Buyer's Remedies..............................................  18

ARTICLE 12 REPRESENTATIONS AND WARRANTIES..................................  18
     12.1    Escrow Holder.................................................  18
     12.2    Seller's Representations and Warranties.......................  18
             12.2.1   Authority............................................  18
             12.2.2   Violations...........................................  18
             12.2.3   Special Assessments..................................  18
             12.2.4   Adverse Claims.......................................  19
             12.2.5   Insolvency...........................................  19
             12.2.6   Plans, Permits and Personal Property.................  19
             12.2.7   Contracts and Permits................................  19
             12.2.8   Leases...............................................  19
             12.2.9   Leasing Commissions..................................  20
             12.2.10  Survival.............................................  20
     12.3    Buyer's Representations and Warranties........................  20
             12.3.1   Authority............................................  20
             12.3.2   Consents; Binding Obligations; Violations............  20
             12.3.3   Survival.............................................  20

ARTICLE 13 BROKER'S COMMISSION.............................................  21

ARTICLE 14 SELLER'S COVENANTS..............................................  21
     14.1    Leases........................................................  21
     14.2    Contracts.....................................................  21
     14.3    Personal Property.............................................  22
     14.4    Maintenance and Operation of Property.........................  22
     14.5    Insurance.....................................................  22
     14.6    Notices.......................................................  22
     14.7    Licenses and Permits..........................................  22
     14.8    Governmental Regulations......................................  22
     14.9    Operating Statements..........................................  22
     14.10   Conveyance....................................................  22
     14.11   Alterations...................................................  22
     14.12   Rents.........................................................  23
     14.13   Conditions....................................................  23

ARTICLE 15 CASUALTY........................................................  23

ARTICLE 16 CONDEMNATION....................................................  23
     16.1    Notice........................................................  23

     16.2    Termination...................................................  23

ARTICLE 17 ASSIGNMENT......................................................  24

ARTICLE 18 NOTICES.........................................................  24

ARTICLE 19 TRANSFER OF TITLE AND POSSESSION................................  25
     19.1    Transfer of Possession........................................  25
     19.2    Delivery of Documents on Closing..............................  25
             19.2.1   Leases and Contracts.................................  25
             19.2.2   Plans, Warranties and Permits........................  26

ARTICLE 20 GENERAL PROVISIONS..............................................  26
     20.1    Definitions...................................................  26
             20.1.1   Cash.................................................  26
             20.1.2   Party................................................  26
     20.2    Gender; Number................................................  26
     20.3    Captions......................................................  26
     20.4    Dates.........................................................  26
     20.5    Exhibits......................................................  26
     20.6    Entire Agreement..............................................  26
     20.7    Modification..................................................  26
     20.8    Attorneys' Fees...............................................  26
     20.9    Governing Law.................................................  27
     20.10   Time of Essence...............................................  27
     20.11   Survival of Obligations.......................................  27
     20.12   Severability..................................................  27
     20.13   Successors and Assigns........................................  27
     20.14   Waivers.......................................................  27
     20.15   Confidentiality...............................................  27
     20.16   Required Actions of Buyer and Seller..........................  28
     20.17   No Solicitation Following Financing Contingency Deadline......  28
     20.18   Audit Right...................................................  28
     20.19   Counterparts..................................................  28

EXHIBITS
--------

A  Legal Description
B  Personal Property Inventory
C  Rent Roll
D  Assignment and Assumption of Leases
E  Assignment and Assumption of Contracts
F  Deed
G  Bill of Sale
H  Notification Letters
I  Affidavit
J  Wiring Instructions